INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2023 Results
INDIANA, Pa. - January 25, 2024 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced fourth quarter and full year 2023 earnings. Net income of $37.0 million, or $0.96 per diluted share, for the fourth quarter of 2023 compared to net income of $33.5 million, or $0.87 per diluted share, for the third quarter of 2023 and net income of $40.3 million, or $1.03 per diluted share, for the fourth quarter of 2022.
Net income increased 6.83% to a record $144.8 million for 2023 compared to net income of $135.5 million for 2022. Earnings per diluted share, or EPS, increased 8.09% to a record $3.74 compared to $3.46 per diluted share in 2022.
Fourth Quarter of 2023 Highlights:
•Strong return metrics with return on average assets (ROA) of 1.55%, return on average equity (ROE) of 11.79% and return on average tangible equity (ROTE) (non-GAAP) of 17.00% compared to ROA of 1.42%, ROE of 10.84% and ROTE (non-GAAP) of 15.78% for the third quarter of 2023.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was 1.97% compared to 1.99% for the third quarter of 2023.
•Net interest margin (NIM) (FTE) (non-GAAP) was solid at 3.92% compared to 4.09% in the third quarter of 2023.
•Total portfolio loans increased $137.4 million, or 7.25% annualized, compared to September 30, 2023.
•Total deposits increased $298.9 million with $98.2 million of growth in customer deposits and $200.7 million of brokered deposits compared to September 30, 2023.
•Net charge-offs of $3.6 million, or 0.19% of average loans (annualized), compared to net charge-offs of $3.7 million, or 0.20% of average loans (annualized), in the third quarter of 2023.
Full Year 2023 Highlights:
•Record EPS and net income for the second consecutive full year.
•Net income increased 6.83% to $144.8 million and EPS increased 8.09% to $3.74 per share compared to 2022.
•Strong return metrics with ROA of 1.56%, ROE of 11.80% and ROTE (non-GAAP) of 17.15% compared to ROA of 1.48%, ROE of 11.47% and ROTE (non-GAAP) of 17.02% for the prior year.
•PPNR (non-GAAP) was 2.12% compared to 1.93% in the prior year.
•Strong NIM (FTE) (non-GAAP) of 4.13% compared to 3.76% for the prior year.
- more -

S&T Earnings Release - 2

•Net interest income increased $33.6 million, or 10.65%, compared to 2022.
•Total portfolio loans increased $469.4 million, or 6.53%, compared to December 31, 2022.
•Nonperforming assets remained low at $23.0 million, or 0.30% of total loans plus other real estate owned, or OREO compared to $22.1 million, or 0.31% at December 31, 2022.
•Net charge-offs of $13.2 million, or 0.18% of average loans, compared to net charge-offs of $2.6 million, or 0.04% of average loans, in the prior year.
“It was a great year for S&T with record net income and earnings per share for the second year in a row," said Chris McComish, chief executive officer. "Our highly engaged teams that go above and beyond every day to provide an award-winning customer experience are fundamental to our success. For the quarter, I am pleased that we achieved balanced loan and deposit growth, while delivering excellent returns and efficiency. Our people-forward purpose positions us well for continued growth."
Fourth Quarter of 2023 Results (three months ended December 31, 2023)
Net Interest Income
Net interest income was $85.1 million for the fourth quarter of 2023 compared to $87.4 million for the third quarter of 2023. The decrease of $2.3 million in net interest income was driven by higher funding costs, partially offset by higher yields on interest-earning assets. Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) was 3.92% compared to 4.09% in the prior quarter. The yield on total average loans increased 4 basis points to 6.19% compared to 6.15% in the third quarter of 2023. Average loan balances increased $151.4 million to $7.6 billion compared to $7.4 billion in the third quarter of 2023. Total interest-bearing deposit costs increased 49 basis points to 2.53% compared to 2.04% in the third quarter of 2023. Higher interest-bearing deposit costs primarily related to growth in higher costing deposit products combined with a continued shift in the mix of deposits. Average money market balances increased $247.4 million and average CD balances increased $150.7 million compared to the third quarter of 2023. Average borrowings decreased $151.5 million to $523.8 million compared to $675.3 million in the third quarter of 2023 due to increased deposits.
Asset Quality
The provision for credit losses was $0.9 million for the fourth quarter of 2023 compared to $5.5 million in the third quarter of 2023. The decrease in the provision for credit losses primarily related to a lower allowance for credit losses driven by improvement in loan risk ratings compared to the prior quarter. Net loan charge-offs were $3.6 million for the fourth quarter of 2023 compared to net loan charge-offs of $3.7 million in the third quarter of 2023. The allowance for credit losses was relatively stable at $108.0 million, or 1.41% of total portfolio loans, as of December 31, 2023 compared to $108.2 million, or 1.44%, at September 30, 2023. Nonperforming assets to total loans plus OREO remained low at 0.30% at December 31, 2023 compared to 0.22% at September 30, 2023.
Noninterest Income and Expense
Noninterest income increased $5.9 million to $18.1 million in the fourth quarter of 2023 compared to $12.2 million in the third quarter of 2023. The increase mainly related to higher other income from a gain on OREO of $3.3 million and from valuation adjustments on our commercial loan swaps and a nonqualified benefit plan of $2.2 million compared to the third quarter of 2023. Noninterest expense increased $3.4 million to $56.2 million compared to $52.8 million in the third quarter of 2023. The increase was primarily due to higher salaries and
- more -

S&T Earnings Release - 3

employee benefits of $3.4 million mainly related to increases in medical, incentives and a valuation adjustment on a nonqualified benefit plan compared to the third quarter of 2023.
Financial Condition
Total assets were $9.6 billion at December 31, 2023 compared to $9.5 billion at September 30, 2023. Total portfolio loans increased $137.4 million, or 7.25% annualized, compared to September 30, 2023. The consumer loan portfolio increased $84.5 million with growth in residential mortgages of $77.0 million compared to September 30, 2023. The commercial loan portfolio increased $52.9 million with growth in commercial real estate of $71.3 million offset by a decrease in commercial construction of $25.2 million compared to September 30, 2023. Total deposits increased $298.9 million compared to September 30, 2023. CDs increased $93.8 million mainly due to growth from new and existing customers and a continued shift from other deposit types compared to September 30, 2023. Money Market increased $326.4 million mainly due to growth from new and existing customers, shifts from other deposit types and an increase in brokered money markets of $200.7 million compared to September 30, 2023. Total borrowings decreased $215.1 million to $503.6 million compared to $718.7 million at September 30, 2023 primarily related to deposit growth.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
Full Year 2023 Results (twelve months ended December 31, 2023)
Net income increased 6.83% to a record $144.8 million compared to net income of $135.5 million for 2022. Earnings per diluted share, or EPS, increased 8.09% to a record $3.74 compared to $3.46 per diluted share in 2022.
Net interest income increased $33.6 million, or 10.65%, compared to 2022 primarily due to the impact of higher interest rates which drove an increase in yields on earning assets and higher costing liabilities. NIM (FTE) (non-GAAP) expanded 37 basis points to 4.13% compared to 3.76% for 2022. The yield on total average loans increased 154 basis points to 6.04% compared to 4.50% in 2022. Total interest-bearing deposit costs increased 152 basis points to 1.92% compared to 0.40% in 2022. Total borrowing cost increased 258 basis points to 5.59% compared to 3.01% in 2022.
Noninterest income decreased $0.6 million compared to the prior year. Mortgage banking income decreased $1.1 million due to a decline in loan sale activity caused by higher interest rates and a shift to holding originated mortgage loans on the balance sheet. Debit and credit card fees decreased $0.8 million and service charges on deposit accounts decreased $0.6 million due to decreased customer activity. Offsetting these decreases was an increase in other noninterest income of $2.5 million compared to the prior year primarily related to valuation adjustments on our commercial loan swaps and a nonqualified benefit plan. Noninterest expense increased $13.6 million compared to 2022. Salaries and employee benefits increased $8.2 million primarily due to higher salaries related to inflationary wage pressure, the acquisition of new talent and a change in valuation adjustment on a nonqualified benefit plan. The efficiency ratio (non-GAAP) for 2023 was 51.35% compared to 52.34% for 2022 due to higher revenue.
Nonperforming assets remained low at $23.0 million compared to $22.1 million in the prior year resulting in a nonperforming assets to total loans plus OREO ratio of 0.30% compared to 0.31% at December 31, 2022. The
- more -

S&T Earnings Release - 4

provision for credit losses increased $9.5 million to $17.9 million for 2023 compared to $8.4 million for 2022 primarily due to higher net charge-offs. Net loan charge-offs were $13.2 million for 2023 compared to $2.6 million for 2022. The allowance for credit losses was 1.41% of total portfolio loans as of December 31, 2023 and December 31, 2022.
Dividend
S&T's Board of Directors approved a $0.33 per share cash dividend on January 24, 2024. This is an increase of $0.01, or 3.13%, compared to a $0.32 per share cash dividend declared in the same period in the prior year. The dividend is payable February 22, 2024 to shareholders of record on February 8, 2024. Dividends declared in 2023 increased $0.09, or 7.50%, to $1.29 compared to $1.20 for 2022.
Conference Call
S&T will host its fourth quarter 2023 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, January 25, 2024. To access the webcast, go to S&T Bancorp, Inc.’s Investor Relations webpage www.stbancorp.com. After the live presentation, the webcast will be archived at www.stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.6 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. S&T Bank was named by Forbes as a 2023 Best-in-State Bank. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve,” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield
- more -

S&T Earnings Release - 5

curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; environmental, social and governance practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2022, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
- more -

S&T Earnings Release - 6

Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, pre-provision net revenue to average assets, efficiency ratio, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	7

	2023	2023	2022
	Fourth	Third	Fourth
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$117,443	$114,258	$96,220
Investment Securities:
Taxable	8,491	7,857	6,507
Tax-exempt	210	213	233
Dividends	562	631	248
Total Interest and Dividend Income	126,706	122,959	103,208

INTEREST EXPENSE
Deposits	32,921	24,910	11,067
Borrowings, junior subordinated debt securities and other	8,676	10,662	3,083
Total Interest Expense	41,597	35,572	14,150

NET INTEREST INCOME	85,109	87,387	89,058
Provision for credit losses	943	5,498	3,176
Net Interest Income After Provision for Credit Losses	84,166	81,889	85,882

NONINTEREST INCOME
Debit and credit card	4,540	4,690	4,421
Service charges on deposit accounts	4,129	4,060	4,341
Wealth management	3,050	3,003	3,016
Mortgage banking	280	294	309
Other	6,062	131	3,556
Total Noninterest Income	18,061	12,178	15,643

NONINTEREST EXPENSE
Salaries and employee benefits	30,949	27,521	27,998
Data processing and information technology	4,523	4,479	4,159
Furniture, equipment and software	3,734	3,125	2,975
Occupancy	3,598	3,671	3,806
Professional services and legal	1,968	1,965	2,138
Other taxes	1,870	1,831	1,842
Marketing	1,435	1,741	1,348
FDIC insurance	1,049	1,029	437
Other noninterest expense	7,077	7,437	6,572
Total Noninterest Expense	56,203	52,799	51,275
Income Before Taxes	46,024	41,268	50,250
Income tax expense	8,977	7,800	9,980
Net Income	$37,047	$33,468	$40,270

Per Share Data
Shares outstanding at end of period	38,232,806	38,244,309	38,999,733
Average shares outstanding - diluted	38,379,493	38,336,016	38,944,575
Diluted earnings per share	$0.96	$0.87	$1.03
Dividends declared per share	$0.33	$0.32	$0.31
Dividend yield (annualized)	3.95%	4.73%	3.63%
Dividends paid to net income	34.04%	36.55%	29.85%
Book value	$33.57	$31.99	$30.38
Tangible book value (1)	$23.72	$22.14	$20.69
Market value	$33.42	$27.08	$34.18

Profitability Ratios (Annualized)
Return on average assets	1.55%	1.42%	1.78%
Return on average shareholders' equity	11.79%	10.84%	13.68%
Return on average tangible shareholders' equity(2)	17.00%	15.78%	20.36%
Pre-provision net revenue / average assets(3)	1.97%	1.99%	2.36%
Efficiency ratio (FTE)(4)	54.12%	52.67%	48.73%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	8

	Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2023	2022
INTEREST AND DIVIDEND INCOME
Loans, including fees	$443,124	$314,866
Investment Securities:
Taxable	31,611	23,743
Tax-exempt	852	1,579
Dividends	2,314	563
Total Interest and Dividend Income	477,901	340,751

INTEREST EXPENSE
Deposits	92,836	19,907
Borrowings, junior subordinated debt securities and other	35,655	5,061
Total Interest Expense	128,491	24,968

NET INTEREST INCOME	349,410	315,783
Provision for credit losses	17,892	8,366
Net Interest Income After Provision for Credit Losses	331,518	307,417

NONINTEREST INCOME
Net gain on sale of securities	—	198
Debit and credit card	18,248	19,008
Service charges on deposit accounts	16,193	16,829
Wealth management	12,186	12,717
Mortgage banking	1,164	2,215
Other	9,829	7,292
Total Noninterest Income	57,620	58,259

NONINTEREST EXPENSE
Salaries and employee benefits	111,462	103,221
Data processing and information technology	17,437	16,918
Occupancy	14,814	14,812
Furniture, equipment and software	12,912	11,606
Professional services and legal	7,823	8,318
Other taxes	6,813	6,620
Marketing	6,488	5,600
FDIC insurance	4,122	2,854
Other noninterest expense	28,463	26,797
Total Noninterest Expense	210,334	196,746
Income Before Taxes	178,804	168,930
Income tax expense	34,023	33,410

Net Income	$144,781	$135,520

Per Share Data
Average shares outstanding - diluted	38,655,405	39,030,934
Diluted earnings per share	$3.74	$3.46
Dividends declared per share	$1.29	$1.20
Dividends paid to net income	34.33%	34.64%

Profitability Ratios (annualized)
Return on average assets	1.56%	1.48%
Return on average shareholders' equity	11.80%	11.47%
Return on average tangible shareholders' equity(5)	17.15%	17.02%
Pre-provision net revenue / average assets(6)	2.12%	1.93%
Efficiency ratio (FTE)(7)	51.35%	52.34%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	9

	2023	2023	2022
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$233,612	$238,453	$210,009
Securities available for sale, at fair value	970,391	955,262	1,002,778
Loans held for sale	153	257	16
Commercial loans:
Commercial real estate	3,357,603	3,286,272	3,128,187
Commercial and industrial	1,642,106	1,635,354	1,718,976
Commercial construction	363,284	388,470	399,371
Total Commercial Loans	5,362,993	5,310,096	5,246,534
Consumer loans:
Residential mortgage	1,461,097	1,384,133	1,116,528
Home equity	650,666	649,122	652,066
Installment and other consumer	114,897	115,379	124,896
Consumer construction	63,688	57,188	43,945
Total Consumer Loans	2,290,348	2,205,822	1,937,435
Total Portfolio Loans	7,653,341	7,515,918	7,183,969
Allowance for credit losses	(107,966)	(108,206)	(101,340)
Total Portfolio Loans, Net	7,545,375	7,407,712	7,082,629
Federal Home Loan Bank and other restricted stock, at cost	25,082	38,576	23,035
Goodwill	373,424	373,424	373,424
Other assets	403,489	452,393	418,676
Total Assets	$9,551,526	$9,466,077	$9,110,567

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,221,942	$2,276,009	$2,588,692
Interest-bearing demand	825,787	868,624	846,653
Money market	1,941,842	1,615,445	1,731,521
Savings	950,546	974,940	1,118,511
Certificates of deposit	1,581,652	1,487,879	934,593
Total Deposits	7,521,769	7,222,897	7,219,970

Borrowings:
Short-term borrowings	415,000	630,000	370,000
Long-term borrowings	39,277	39,396	14,741
Junior subordinated debt securities	49,358	49,343	54,453
Total Borrowings	503,635	718,739	439,194
Other liabilities	242,677	300,909	266,744
Total Liabilities	8,268,081	8,242,545	7,925,908

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,283,445	1,223,532	1,184,659
Total Liabilities and Shareholders’ Equity	$9,551,526	$9,466,077	$9,110,567

Capitalization Ratios
Shareholders' equity / assets	13.44%	12.93%	13.00%
Tangible common equity / tangible assets(9)	9.88%	9.31%	9.24%
Tier 1 leverage ratio	11.21%	11.12%	11.06%
Common equity tier 1 capital	13.37%	13.11%	12.81%
Risk-based capital - tier 1	13.69%	13.43%	13.21%
Risk-based capital - total	15.27%	15.01%	14.73%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	10

	2023		2023		2022
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$149,985	5.92%	$144,303	4.93%	$79,881	4.04%
Securities, at fair value	956,107	2.75%	964,928	2.64%	991,774	2.43%
Loans held for sale	57	7.25%	207	6.70%	491	6.19%
Commercial real estate	3,312,509	5.86%	3,243,056	5.83%	3,118,874	5.14%
Commercial and industrial	1,621,091	7.29%	1,646,572	7.22%	1,724,480	6.15%
Commercial construction	381,294	7.55%	373,111	7.80%	387,737	6.64%
Total Commercial Loans	5,314,894	6.42%	5,262,739	6.41%	5,231,091	5.58%
Residential mortgage	1,417,891	4.81%	1,332,913	4.66%	1,077,114	4.25%
Home equity	650,721	6.94%	645,949	6.80%	648,340	5.44%
Installment and other consumer	114,720	9.15%	115,111	8.52%	126,570	6.97%
Consumer construction	62,850	5.22%	52,783	4.89%	41,385	3.81%
Total Consumer Loans	2,246,182	5.66%	2,146,756	5.52%	1,893,409	4.83%
Total Portfolio Loans	7,561,076	6.19%	7,409,495	6.15%	7,124,500	5.38%
Total Loans	7,561,133	6.19%	7,409,702	6.15%	7,124,991	5.38%
Total other earning assets	37,502	7.23%	42,645	6.97%	24,043	5.32%
Total Interest-earning Assets	8,704,727	5.81%	8,561,578	5.74%	8,220,689	5.01%
Noninterest-earning assets	768,942		763,243		763,927
Total Assets	$9,473,669		$9,324,821		$8,984,616

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$836,771	1.03%	$868,782	0.91%	$836,585	0.24%
Money market	1,843,338	2.98%	1,595,964	2.34%	1,792,162	1.60%
Savings	957,903	0.57%	996,999	0.47%	1,127,987	0.22%
Certificates of deposit	1,533,266	4.02%	1,382,532	3.54%	941,774	1.14%
Total Interest-bearing Deposits	5,171,278	2.53%	4,844,277	2.04%	4,698,508	0.93%
Short-term borrowings	435,060	5.75%	585,196	5.65%	148,370	4.22%
Long-term borrowings	39,341	4.53%	39,458	4.47%	14,801	2.55%
Junior subordinated debt securities	49,350	8.25%	50,649	8.16%	54,443	6.21%
Total Borrowings	523,751	5.90%	675,303	5.77%	217,614	4.60%
Total Other Interest-bearing Liabilities	65,547	5.40%	62,584	5.33%	60,156	3.72%
Total Interest-bearing Liabilities	5,760,576	2.86%	5,582,164	2.53%	4,976,278	1.13%
Noninterest-bearing liabilities	2,466,063		2,517,752		2,840,315
Shareholders' equity	1,247,030		1,224,905		1,168,023
Total Liabilities and Shareholders' Equity	$9,473,669		$9,324,821		$8,984,616

Net Interest Margin(10)		3.92%		4.09%		4.33%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	11

	Twelve Months Ended December 31,
(dollars in thousands)	2023		2022
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$141,954	5.17%	$378,323	0.78%
Securities, at fair value	976,095	2.61%	1,017,471	2.25%
Loans held for sale	121	6.71%	1,115	4.38%
Commercial real estate	3,216,593	5.70%	3,182,821	4.39%
Commercial and industrial	1,665,630	7.10%	1,706,861	4.90%
Commercial construction	381,838	7.55%	401,780	4.68%
Total Commercial Loans	5,264,061	6.27%	5,291,462	4.57%
Residential mortgage	1,282,078	4.62%	980,134	4.10%
Home equity	648,525	6.65%	611,134	4.24%
Installment and other consumer	117,807	8.43%	119,703	6.00%
Consumer construction	51,146	4.81%	33,922	3.53%
Total Consumer Loans	2,099,556	5.46%	1,744,893	4.26%
Total Portfolio Loans	7,363,617	6.04%	7,036,355	4.50%
Total Loans	7,363,738	6.04%	7,037,470	4.50%
Total other earning assets	37,988	7.04%	12,694	4.54%
Total Interest-earning Assets	8,519,775	5.64%	8,445,958	4.06%
Noninterest-earning assets	756,481		721,080
Total Assets	$9,276,256		$9,167,038

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$844,588	0.72%	$918,222	0.11%
Money market	1,677,584	2.33%	1,909,208	0.63%
Savings	1,020,314	0.43%	1,121,818	0.10%
Certificates of deposit	1,302,478	3.30%	993,722	0.58%
Total Interest-bearing deposits	4,844,964	1.92%	4,942,970	0.40%
Securities sold under repurchase agreements	—	—%	35,836	0.10%
Short-term borrowings	500,421	5.44%	40,013	4.15%
Long-term borrowings	31,706	4.20%	19,090	2.15%
Junior subordinated debt securities	52,215	7.87%	54,420	4.40%
Total Borrowings	584,342	5.59%	149,359	3.01%
Total Other Interest-bearing Liabilities	58,135	5.12%	15,163	3.69%
Total Interest-bearing Liabilities	5,487,441	2.34%	5,107,492	0.49%
Noninterest-bearing liabilities	2,561,483		2,877,758
Shareholders' equity	1,227,332		1,181,788
Total Liabilities and Shareholders' Equity	$9,276,256		$9,167,038

Net Interest Margin(8)		4.13%		3.76%
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	12

	2023		2023		2022
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$7,267	0.22%	$1,735	0.05%	$7,323	0.23%
Commercial and industrial	3,243	0.20%	3,468	0.21%	2,974	0.17%
Commercial construction	4,960	1.37%	384	0.10%	384	0.10%
Total Nonaccrual Commercial Loans	15,470	0.29%	5,587	0.11%	10,681	0.20%
Consumer loans:
Residential mortgage	4,579	0.31%	4,139	0.30%	6,063	0.54%
Home equity	2,567	0.39%	2,617	0.40%	2,031	0.31%
Installment and other consumer	330	0.29%	334	0.29%	277	0.22%
Total Nonaccrual Consumer Loans	7,476	0.33%	7,090	0.32%	8,371	0.43%
Total Nonaccrual Loans	$22,946	0.30%	$12,677	0.17%	$19,052	0.27%

	2023	2023	2022
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$3,880	$4,077	$1,718
Recoveries	(260)	(367)	(808)
Net Loan Charge-offs	$3,620	$3,710	$910

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$1,690	($13)	$412
Commercial and industrial	949	3,389	150
Commercial construction	451	—	—
Total Commercial Loan Charge-offs	3,090	3,376	562
Consumer loans:
Residential mortgage	(3)	(11)	51
Home equity	148	71	136
Installment and other consumer	385	274	161
Total Consumer Loan Charge-offs	530	334	348
Total Net Loan Charge-offs	$3,620	$3,710	$910
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	13

	Twelve Months Ended December 31,
(dollars in thousands)	2023	2022
Loan Charge-offs (Recoveries)
Charge-offs	$24,638	$11,617
Recoveries	(11,456)	(9,022)
Net Loan Charge-offs	$13,182	$2,595

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	($9,329)	$—
Commercial real estate	622	768
Commercial and industrial	19,582	435
Commercial construction	449	(1)
Total Commercial Loan Charge-offs	11,324	1,202
Consumer loans:
Residential mortgage	(6)	186
Home equity	238	232
Installment and other consumer	1,626	975
Total Consumer Loan Charge-offs	1,858	1,393
Total Net Loan Charge-offs	$13,182	$2,595

	2023	2023	2022
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$22,947	$12,677	$19,052
OREO	75	3,715	3,065
Total nonperforming assets	23,022	16,392	22,117
Troubled debt restructurings (nonaccruing)*	—	—	2,894
Troubled debt restructurings (accruing)*	—	—	8,891
Total troubled debt restructurings*	—	—	11,785
Nonaccrual loans / total loans	0.30%	0.17%	0.27%
Nonperforming assets / total loans plus OREO	0.30%	0.22%	0.31%
Allowance for credit losses / total portfolio loans	1.41%	1.44%	1.41%
Allowance for credit losses / nonaccrual loans	471%	854%	532%
Net loan charge-offs (recoveries)	$3,620	$3,710	$910
Net loan charge-offs (recoveries) (annualized) / average loans	0.19%	0.20%	0.05%
*TDR's were eliminated as of January 1, 2023 as part of implementing ASU 2022-02, Financial Instruments Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures.

	Twelve Months Ended December 31,
(dollars in thousands)	2023	2022
Asset Quality Data
Net loan charge-offs	$13,182	$2,595
Net loan charge-offs / average loans	0.18%	0.04%
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2023	2023	2022
	Fourth	Third	Fourth
(dollars and shares in thousands)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,283,445	$1,223,532	$1,184,659
Less: goodwill and other intangible assets, net of deferred tax liability	(376,631)	(376,883)	(377,673)
Tangible common equity (non-GAAP)	$906,814	$846,649	$806,986
Common shares outstanding	38,233	38,244	39,000
Tangible book value (non-GAAP)	$23.72	$22.14	$20.69
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$146,980	$132,779	$159,765
Plus: amortization of intangibles (annualized), net of tax	1,003	1,034	1,144
Net income before amortization of intangibles (annualized)	$147,983	$133,813	$160,909

Average total shareholders' equity	$1,247,030	$1,224,905	$1,168,023
Less: average goodwill and other intangible assets, net of deferred tax liability	(376,761)	(377,020)	(377,857)
Average tangible equity (non-GAAP)	$870,269	$847,885	$790,166
Return on average tangible shareholders' equity (non-GAAP)	17.00%	15.78%	20.36%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$46,024	$41,268	$50,250
Plus: Provision for credit losses	943	5,498	3,176
Total	$46,967	$46,766	$53,426
Total (annualized) (non-GAAP)	$186,336	$185,538	$211,961
Average assets	$9,473,669	$9,324,821	$8,984,616
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.97%	1.99%	2.36%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$56,203	$52,799	$51,275

Net interest income per consolidated statements of net income	$85,109	$87,387	$89,058
Plus: taxable equivalent adjustment	683	674	532
Net interest income (FTE) (non-GAAP)	85,792	88,061	89,590
Noninterest income	18,061	12,178	15,643
Net interest income (FTE) (non-GAAP) plus noninterest income	$103,853	$100,239	$105,233
Efficiency ratio (non-GAAP)	54.12%	52.67%	48.73%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	15

	Twelve Months Ended December 31,
(dollars in thousands)	2023	2022
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income	$144,781	$135,520
Plus: amortization of intangibles, net of tax	1,042	1,199
Net income before amortization of intangibles	$145,823	$136,719

Average total shareholders' equity	$1,227,332	$1,181,788
Less: average goodwill and other intangible assets, net of deferred tax liability	(377,157)	(378,303)
Average tangible equity (non-GAAP)	$850,175	$803,485
Return on average tangible shareholders' equity (non-GAAP)	17.15%	17.02%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$178,804	$168,930
Plus: Provision for credit losses	17,892	8,366
Total	$196,696	$177,296
Average assets	$9,276,256	$9,167,038
Pre-provision Net Revenue / Average Assets (non-GAAP)	2.12%	1.93%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$210,334	$196,746

Net interest income per consolidated statements of net income	$349,410	$315,783
Plus: taxable equivalent adjustment	2,550	2,052
Net interest income (FTE) (non-GAAP)	351,960	317,835
Noninterest income	57,620	58,259
Less: net gains on sale of securities	—	(198)
Net interest income (FTE) (non-GAAP) plus noninterest income	$409,580	$375,896
Efficiency ratio (non-GAAP)	51.35%	52.34%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$477,901	$340,751
Less: interest expense	(128,491)	(24,968)
Net interest income per consolidated statements of net income	349,410	315,783
Plus: taxable equivalent adjustment	2,550	2,052
Net interest income (FTE) (non-GAAP)	$351,960	$317,835
Average interest-earning assets	$8,519,775	$8,445,958
Net interest margin - (FTE) (non-GAAP)	4.13%	3.76%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	16
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2023	2023	2022
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,283,445	$1,223,532	$1,184,659
Less: goodwill and other intangible assets, net of deferred tax liability	(376,631)	(376,883)	(377,673)
Tangible common equity (non-GAAP)	$906,814	$846,649	$806,986

Total assets	$9,551,526	$9,466,077	$9,110,567
Less: goodwill and other intangible assets, net of deferred tax liability	(376,631)	(376,883)	(377,673)
Tangible assets (non-GAAP)	$9,174,895	$9,089,194	$8,732,894
Tangible common equity to tangible assets (non-GAAP)	9.88%	9.31%	9.24%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$126,706	$122,959	$103,208
Less: interest expense	(41,597)	(35,572)	(14,150)
Net interest income per consolidated statements of net income	85,109	87,387	89,058
Plus: taxable equivalent adjustment	683	674	532
Net interest income (FTE) (non-GAAP)	$85,792	$88,061	$89,590
Net interest income (FTE) (annualized)	$340,370	$349,373	$355,438
Average interest-earning assets	$8,704,727	$8,561,578	$8,220,689
Net interest margin (FTE) (non-GAAP)	3.92%	4.09%	4.33%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

###